CONSULTING AGREEMENT



          AGREEMENT made as of the 1st day of July, 1996, between BALDWIN TECHNOLOGY COMPANY, INC. (the "Company") and POLESTAR, LTD. ("Polestar").
          WHEREAS, Polestar and each of Baldwin Americas Corporation ("BAM"), Baldwin Europe Consolidated, Inc. ("BEC") and Baldwin Asia Pacific Corporation ("BAP"), each a subsidiary of the Company, entered into a consulting agreement dated as of January 1, 1990 (the "1990 Consulting Agreements") pursuant to which Polestar agreed to render services for BAM, BEC and BAP, respectively;
     WHEREAS, Polestar and BAM, BEC and BAP are concurrently herewith terminating the 1990 Consulting Agreements; and
     WHEREAS, the Company desires to engage the services of Polestar with respect to the Company's international operations, and Polestar desires to perform those services;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
    1. The Company hereby engages the services of Polestar for the purposes of assisting the Company by providing consulting services for the Company, and by providing such other services as the Company may from time to time require, during the period commencingJuly 1, 1996 and ending June 30, 1998 (the "Consulting Period") and Polestar agrees to provide all such services.
   2. The Company shall compensate Polestar for the services performed under this Agreement on an incentive basis by paying to Polestar one percent (1%) of the after-tax profits of the Company for each of the twelve (12) month periods ending on June 30, 1997 and June 30, 1998, respectively, that are earned by the Company (and any foreign subsidiaries of the Company). Such profits shall be determined by the Company's certified public accountants, and shall be calculated by deducting all interest charges, taxes and financial reserves of the Company (and any such subsidiaries). Payment hereunder to Polestar shall be made as follows:
  (A) on each of January 31, 1997 and January 31, 1998 an amount based on an estimate for the six (6) month period ending on the immediately preceding December 31st, and
  (B) on each of September 30, 1997 and September 30, 1998 an amount determined by the formula set forth in this paragraph 2 for the twelve (12) month period ending on the immediately preceding June 30th, reduced by the payment made on the immediately preceding January 31st.
3. Polestar shall perform its services hereunder solely at locations outside of the United States. Polestar's employees shall perform no services under this Agreement at any location within the United States.
4. Polestar agrees that during the Consulting Period, and for a period of one (1) year after termination of this Agreement, it will not compete, and will not permit any of its employees to compete, directly or indirectly, with the business of the Company, and will not consult for any competitor of the Company. Polestar represents and warrants that neither it nor any of its employees is presently, directly or indirectly, competing with the business of the Company.
5. Either party shall have the right to immediately terminate this Agreement without notice at any time in the event of breach by the other party of any of the terms or conditions of this Agreement. No termination of this Agreement shall operate to discharge or relieve any party of any obligations that vested pursuant to this Agreement prior to the effective date of such termination.
6. Any notice and all payments to be made to Polestar under this Agreement shall be sufficient if sent by mail addressed to Polestar at Manor House, Apartment 10, 3 Manor House Drive, Smith's FL07, Bermuda, and any notice to be made to the Company under this Agreement shall be sufficient if sent by mail addressed to the President of Baldwin Technology Company, Inc., 65 Rowayton Avenue, Rowayton, Connecticut 06853. Either party may change its address by similar written notice.
7. This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.
8. This Agreement constitutes the entire agreement between the parties and may not be amended, supplemented, discharged or extended, except by a written agreement executed by each of the parties.
9. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns; provided, however, that the Company may assign this Agreement only with the prior written consent of Polestar, which consent shall not be unreasonably withheld, and Polestar may not assign any of its rights or obligations under this Agreement without the prior written consent of the Company.
IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                              BALDWIN TECHNOLOGY COMPANY, INC.

                              By:/s/Gerald A. Nathe
                                   Gerald A. Nathe, President


                              POLESTAR, LTD.
                              By:/s/Karen S. Wilson